Exhibit 99.1

RESOLUTION OF THE SHAREHOLDERS

OF

SELECT-TV SOLUTIONS INC.

The following is a true copy of the resolution duly adopted by the Majority of the Shareholders of the Corporation at a special meeting, notice to this meeting having been waived,

WHEREAS there has been presented to and considered by this meeting a Motion to elect additional Members of the Board of Directors of the Company;

NOW THEREFORE BE IT RESOLVED that the majority of shareholders having considered this matter, and having opened the floor to all those who voice a preference in the issue and pursuant to NRS 78.320, have overwhelmingly decided and RESOLVED that we have elected:

MR. ERIC GAREAU

MR. CHRISTIAN TRUDEAU

Messrs. Gareau and Trudeau have accepted their Position as DIRECTORS of the Company, thereby joining Philippe Germain, and Geoffrey Mott on the Board.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

Dated: 29th, August, 2014

/s/ Anya Maxwell

Anya Maxwell, Director, Lamar Investments Ltd.,

on behalf of the Majority Shareholders